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         IT WITNESS WHEREOF, the parties have caused this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

SUPERIOR:                          SUPERIOR NATIONAL INSURANCE GROUP, INC.



                                   By: /s/  J. Chris Seaman
                                       -------------------------------------
                                       Name:  J. CHRIS SEAMAN
                                       Title: Executive Vice President & CFO

ALLSTATE:                          ALLSTATE INSURANCE COMPANY



                                   By: /s/  Doug R. Wendt
                                       -------------------------------------
                                       Name:  Doug R. Wendt
                                       Title: Vice President



                                   By: /s/  Loren Hall
                                       -------------------------------------
                                       Name:  Loren Hall
                                       Title: Assistant Vice President


PRAC:                              PRAC LIMITED PARTNERSHIP,
                                   a Nevada limited partnership
                                   By: Somme, Inc., a Nevada corporation
                                   Its:General Partner



                                   By:  /s/    David B. Hehn
                                        -------------------------------------
                                        Name:  DAVID B. HEHN
                                        Title: President

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